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                                                                 EXHIBIT 10.17


                                     AMENDMENT TO
                            HILTON HOTELS RETIREMENT PLAN
                 (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1987)




          WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Plan ("Plan"); and


          WHEREAS, the Company has the right to amend the Plan on behalf of itself and all Participating Affiliates; and


          WHEREAS, the Company wishes to amend the Plan to provide that the monthly benefits for participants who retire but and are subsequently rehired shall continue to be paid following such rehire, to provide that eligibility for the minimum benefit provided under the Plan shall be based upon vesting service through December 31, 1996, rather than benefits service, and to provide for payment of lump sum benefits up to an actuarial equivalent of $5,000, as permitted by recent legislation; and


          WHEREAS, it remains the intent of the Company that retirement benefit payments under the Plan shall only commence upon the actual retirement of a participant, and that a termination of employment is not considered an actual retirement if there exists an intent to rehire the participant; and


          WHEREAS, benefit accruals under the Plan were frozen effective December 31, 1996 and remain frozen notwithstanding the


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adoption this amendment;


          NOW, THEREFORE, the Plan is hereby amended as follows:


          1. Participants whose retirement or earlier Break in Employment occurs on or after January 1, 1997 shall be eligible to receive the minimum benefits described in Section 4.1(b) of the Plan if, as of the date of retirement or earlier Break in Employment, the Participant has either (i) completed ten or more Years of Vesting Service, or (ii) attained age 55 and completed five or more Years of Vesting Service. For purposes of the foregoing sentence, only Years of Vesting Service completed on or before December 31, 1996 shall be considered. The rule described in the preceding two sentences applies only to determine eligibility for the minimum benefits. The amount of the Normal, Early or Late Retirement Benefit shall continue to be calculated based upon years of Benefit Service as provided in Article IV of the Plan.


          2. The first sentence of Section 4.9(d) of the Plan is amended to read as follows effective January 1, 1998:


     "(d) In the event the Actuarial Equivalent of a Participant's vested accrued benefit is determined as of his Break in Employment, or the Surviving Spouse Benefit, is $5,000 or less, the Committee shall pay such Actuarial Equivalent in the form of a single lump sum as soon as


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     administratively feasible, in lieu of all other benefits under the Plan."


          3. Section 4.9(d) of the Plan is further amended by adding the following at the end thereof:


     "Notwithstanding Appendix A and the foregoing provisions of this subsection
     (d), if the lump sum Actuarial Equivalent of (i) the vested accrued benefit of a Participant who has not yet received a distribution, or (ii) a Surviving Spouse Benefit attributable to the death of a participant which benefit has not been distributed, is $5,000 or less, such benefit shall be paid in a single cash lump sum as soon as administratively feasible following the adoption of this amendment to the Plan. The Actuarial Equivalent for such distribution shall be determined by applying the interest and mortality factors applicable to the year in which the payment is made."


          4.   Section 4.10 is amended by adding the following new subsection
(d):


     "(d) Effective for Participants who are reemployed on or after January 1, 1997, benefit payments shall continue to be made to such Participant notwithstanding such reemployment."


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          IN WITNESS WHEREOF, this Amendment is hereby adopted this ____ day of January, 1998.


                                         HILTON HOTELS CORPORATION



                                         By_______________________

                                         Its______________________


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